UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
 (Amendment No.  )
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☐   Definitive Proxy Statement
☒   Definitive Additional Materials
☐   Soliciting Material Pursuant to §240.14a-12
Express Scripts Holding Company
(Name of registrant as specified in its charter)

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*** Exercise Your Right to Vote ***

Important Notice Regarding the Availability of Proxy Materials for the
Stockholder Meeting to Be Held on May 10, 2018.

EXPRESS SCRIPTS HOLDING COMPANY

EXPRESS SCRIPTS HOLDING COMPANY.
ONE EXPRESS WAY
SAINT LOUIS, MO 63121

Meeting Information

Meeting Type:	Annual Meeting
For holders as of:	March 13, 2018
Date: May 10, 2018 Time: 8:00 a.m., CDT
Location:	Principal Executive Offices of the Company
One Express Way
Saint Louis, Missouri 63121

You are receiving this communication because you hold shares in the company named above.

This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at www.proxyvote.com, scan the QR Barcode on the reverse side, or easily request a paper copy (see reverse side).

We encourage you to access and review all of the important information contained in the proxy materials before voting.

See the reverse side of this notice to obtain proxy materials and voting instructions.

Before You Vote

How to Access the Proxy Materials

Proxy Materials Available to VIEW or RECEIVE:

NOTICE AND PROXY STATEMENT ANNUAL REPORT

How to View Online:
Have the information that is printed in the box marked by the arrow (located on the following page) and visit: www.proxyvote.com, or scan the QR Barcode below.

How to Request and Receive a PAPER or E-MAIL Copy:
If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request:

1)	BY INTERNET:	www.proxyvote.com
2)	BY TELEPHONE:	1-800-579-1639
3)	BY E-MAIL*:	sendmaterial@proxyvote.com

* If requesting materials by e-mail, please send a blank e-mail with the information that is printed in the box marked by the arrow (located on the following page) in the subject line.

Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor.

Please make the request as instructed above on or before April 26, 2018 to facilitate timely delivery.

How To Vote Please Choose One of the Following Voting Methods

Vote In Person: Many stockholder meetings have attendance requirements including, but not limited to, the possession of an attendance ticket issued by the entity holding the meeting. Please check the meeting materials for any special requirements for meeting attendance. At the meeting, you will need to request a ballot to vote these shares.

Vote By Internet: Go to www.proxyvote.com or from a smartphone, scan the QR Barcode above. Have the information that is printed in the box marked by the arrow (located on the following page) available and follow the instructions.

Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a proxy card.

Voting Items

The Board of Directors recommends you vote FOR each of the following nominees:

1.	Election of Directors

Nominees:

	1a.	Maura C. Breen

	1b.	William J. DeLaney

	1c.	Elder Granger, MD, MG, USA (Retired)

	1d.	Nicholas J. LaHowchic

	1e.	Thomas P. Mac Mahon

	1f.	Kathleen M. Mazzarella

	1g.	Frank Mergenthaler

	1h.	Woodrow A. Myers, Jr., MD

	1i.	Roderick A. Palmore

	1j.	George Paz

	1k.	William L. Roper, MD, MPH

	1l.	Seymour Sternberg

	1m.	Timothy Wentworth

The Board of Directors recommends you vote FOR each of the following proposals:

2.	To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accountants for 2018.

3.	To approve, by non-binding vote, the compensation of the Company’s named executive officers.

The Board of Directors recommends you vote AGAINST each of the following proposals:

4.	Stockholder proposal requesting the Company to report annually to the Board and stockholders identifying whether there exists a gender pay-gap among the Company’s employees and other related disclosures.

5.	Stockholder proposal requesting the Board annually review and publicly report on its cyber risk.